SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2008

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

5205 N. O’Connor Blvd Suite 200
Irving, Texas		75039
(Address of principal		(Zip code)
executive offices)
Registrant’s telephone number, including area code: (972) 444-9001
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PIONEER NATURAL RESOURCES COMPANY
TABLE OF CONTENTS

Page

Item 1.01. Entry into a Material Definitive Agreement	3

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	4

Item 7.01. Regulation FD Disclosure	5

Item 9.01. Financial Statements and Exhibits

(d) Exhibits	5

Signature	6

Exhibit Index	7

Item 1.01. Entry into a Material Definitive Agreement.
     On May 16, 2008, Pioneer Natural Resources Company (the “Company”) entered into new indemnification agreements with its directors and executive officers (each an “Indemnitee”). The current executive officers are Scott D. Sheffield, Timothy L. Dove, Mark S. Berg, Chris J. Cheatwood, Richard P. Dealy, William F. Hannes, Danny L. Kellum, David McManus, Jay P. Still and Frank W. Hall. The current directors (in addition to Mr. Sheffield) are James R. Baroffio, Edison C. Buchanan, R. Hartwell Gardner, Linda K. Lawson, Andrew D. Lundquist, Charles E. Ramsey, Jr., Frank A. Risch, Mark S. Sexton, Robert A. Solberg and Jim A. Watson. An agreement was executed with Frank W. Hall in connection with his appointment as Vice President and Chief Accounting Officer, as described in Item 5.02 of this report. The new agreements replace the indemnification agreements that all the directors and other executive officers previously had with the Company.
     The Company reviews its forms regularly and decided to enter into new indemnification agreements principally to update its forms. A description of the new forms of indemnification agreement is contained in this report and is qualified in its entirety by reference to the form of agreement that is filed as an exhibit to this report and incorporated herein by reference.
     Each indemnification agreement requires the Company to indemnify each Indemnitee to the fullest extent permitted by the Delaware General Corporation Law. This means, among other things, that the Company must indemnify the director or executive officer against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity if the Indemnitee meets the standard of conduct provided under Delaware law. Also as permitted under Delaware law, the indemnification agreements require the Company to advance expenses in defending such an action provided that the director or executive officer undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company. The Company will also make the Indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish Indemnitee’s right to indemnification, whether or not wholly successful.
     In general, the disinterested directors on the board of the Company or a committee of disinterested directors have the authority to determine an Indemnitee’s right to indemnification, but the Indemnitee can require that independent legal counsel make this determination if a change in control or potential change in control has occurred. In addition, the Indemnitee can require the Company to establish a trust fund with a third-party trustee sufficient to satisfy the indemnification obligations and expenses if a change in control or potential change in control has occurred.
     The indemnification agreements require the Company to continue director and officers’ liability insurance coverage for an Indemnitee for six years after the Indemnitee ceases to be an officer or director, and they obligate the Company to procure up to a six-year run-off policy in the event of a change in control or termination of the person in the year following a change in control of the Company. The indemnification agreements also limit the period in which the Company can bring an action against the Indemnitee to three years for breaches of fiduciary duty and to one year for other types of claims.
     Definitions of “potential change in control,” “change in control” and certain other terms used in this report are set forth in the form of indemnification agreement that is filed as an exhibit to this report and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 16, 2008, the Company’s Board of Directors appointed Frank W. Hall as Vice President and Chief Accounting Officer of the Company. Mr. Hall, 57, joined the Company in 1998 and had served as the Company’s Corporate Controller since March 2007. Mr. Hall also served as the Company’s Assistant Controller from January 2005 to March 2007 and as the Company’s Manager of Financial Reporting prior to 2005.
     Mr. Hall will receive an annual base salary of $200,000, and will be eligible to receive an annual cash incentive award with a target amount of 45% of his base salary. In addition, provided that Mr. Hall remains employed by the Company in the capacity of Vice President and Chief Accounting Officer, in August 2008, the Company’s Compensation and Management Development Committee is expected to approve the award to Mr. Hall of a number of shares of restricted stock having a value of approximately $166,000 pursuant to the terms of the Company’s 2006 Long-Term Incentive Plan. The restricted stock award will vest in full on the third anniversary of the date of grant, provided Mr. Hall remains an employee of the Company, and is expected to be granted pursuant to a Restricted Stock Award Agreement substantially in the form of the award agreement that was filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K on March 2, 2007, which is incorporated in this report by reference. As an employee and executive officer of the Company, Mr. Hall will receive, or continue to receive, certain benefits and perquisites, including medical and dental insurance, life insurance, disability insurance, the payment of the costs of financial counseling services, annual medical physical exams and personal use of the Company’s cell phones and computers, and is eligible to participate in the Company’s defined contribution 401(k) retirement plan and non-qualified deferred compensation plan.
     In addition, in connection with Mr. Hall’s promotion, he and the Company have entered into severance and change in control agreements in the same forms as the agreements the Company has entered into with its other executive officers, other than its Chief Executive Officer and Chief Operating Officer. In general, the severance agreement provides that if Mr. Hall terminates his employment for good reason or if his employment with the Company terminates other than for cause, death, disability or normal retirement, the Company must pay him a separation payment, in addition to earned salary and vested benefits, in an amount equal to the sum of (1) his base salary, (2) 18 times the cost of coverage for himself and his eligible dependents under the Company’s group medical plans, and (3) one-twelfth of his base salary if the date of termination is less than 30 days following the notice of termination and his employment is terminated by the Company. In general, the change in control agreement provides that if, in connection with or after a change in control, Mr. Hall terminates his employment for good reason or if his employment with the Company terminates other than for cause, death, disability or normal retirement, the Company must pay him a separation payment and provide continued group medical coverage at a cost equivalent to a similarly situated active employee for approximately three years, in addition to paying earned salary and vested benefits. The separation payment is an amount equal to the sum of (1) 2.99 times the sum of his base salary and a defined target bonus determined in accordance with the terms of the agreement, (2) a pro-rated portion of the defined target bonus based on the days elapsed in that calendar year, and (3) one-twelfth of his base salary if the date of termination is less than 30 days following the notice of termination and his employment is terminated by the Company. If the Company terminates his employment without cause following a potential change in control and if a change in control occurs within 12 months, he will be entitled upon the change of control to the payments that would have been made if he had continued as an executive officer until the change in control, as well as to a payment equal to the value of his equity-based awards that did not vest when his employment was terminated. The change in control agreement also obligates the Company to make Mr. Hall whole (that is, provide a “gross-up”) for excise taxes that may be imposed on payments under the agreement by Section 4999 of the Internal Revenue Code.

          Both the severance agreement and the change in control agreement provide for a payment equal to Mr. Hall’s base salary in the event of his death, disability or retirement.
          The form of Severance Agreement was filed with the SEC as Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the form of Change in Control Agreement was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2005, and each such form of agreement is incorporated in this report by reference.
Item 7.01. Regulation FD Disclosure.
          The presentation attached hereto as Exhibit 99.1 includes certain information about Pioneer Natural Resources Company.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
10.1	—	Indemnification Agreement between the Company and Scott D. Sheffield, together with a schedule identifying other substantially identical agreements between the Company and each of its executive officers and non-employee directors identified on the schedule and identifying the material differences between each of those agreements and the filed Indemnification Agreement.

99.1	—	Pioneer Natural Resources Presentation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY
/s/ Mark H. Kleinman
Mark H. Kleinman
Vice President, Corporate Secretary and Chief Compliance Officer

Dated: May 20, 2008

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1(a)	Indemnification Agreement between the Company and Scott D. Sheffield, together with a schedule identifying other substantially identical agreements between the Company and each of its executive officers and non-employee directors identified on the schedule and identifying the material differences between each of those agreements and the filed Indemnification Agreement.

99.1(b)	Pioneer Natural Resources Presentation.

(a)	Filed herewith.

(b)	Furnished herewith.